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                                                                    Exhibit 99.1

4/17/03

FOR IMMEDIATE RELEASE

CB BANCSHARES, INC. IS EVALUATING PROPOSAL

Ronald K. Migita, CEO of CB Bancshares Inc., parent company of CityBank, has released the following response to yesterday's news stories about the recent proposal to CB Bancshares, Inc. from CPB Inc.

"We confirm that we have received a proposal from CPB Inc. chairman Clint Arnoldus and have taken it under evaluation."

 "Our board of directors and management are carefully examining the proposal and have asked that our shareholders take no action at this time."

"We will comment further as this matter proceeds."

For more information, please contact Wayne Miyao, Senior Vice President at (808) 535-2590.